UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        June 4, 2012

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On June 5, 2012, M. Kevin McEvoy, our President and Chief Executive Officer, will meet with institutional investors at one-on-one meetings at the RBC Capital Markets' Global Energy and Power Conference in New York, NY. Interested parties may view the handouts for the meetings by using the Investor Relations link at Oceaneering's website, www.oceaneering.com, beginning on June 4, 2012 after 4:00 p.m. Central Daylight Savings Time. The handout includes a reconciliation of the non-GAAP term EBITDA used therein.
The information furnished pursuant to this Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Please note that certain information contained in the presentation are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the "Safe Harbor" provisions of those statutes. Forward-looking statements are generally accompanied by words such as "estimate, " "project, " "predict," "believe," "expect," "anticipate," "plan," "guidance," "forecast," "budget," "goal" or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements that may be made during the meetings include statements about:

•	Our belief that Oceaneering International, Inc.:

▪	is leveraged to deepwater and subsea completion activities which offer excellent secular demand growth prospects;

▪	are market leaders in providing ROV services and specialty subsea products;

▪	has a good project execution track record; and

▪	has excellent earnings, liquidity and cash flow;

•	Our belief that deepwater projects:

▪	generally take years to develop;

▪	involve largely oil prospects with high production flow rates;

▪	are primarily undertaken by well capitalized customers; and

▪	investment is predicated on long-term commodity price assumptions;

•	Our belief that deepwater is where the largest future supply growth of oil is, with 10% of the world's production by 2025;

•	Our belief that Western Integrated Oil Companies ("IOCs") will invest in the deepwater markets because deepwater offers compelling production growth and investment return prospects;

•	Our belief that significant undiscovered potential remains;

•	Our belief that rig time per deepwater well, or drilling intensity, is on the rise;

•	Our expectation that our 2012 earnings per share will be another record, in the range of $2.45 to $2.65;

•	Our second quarter of 2012 earnings per share guidance range of $0.64 to $0.68;

•	Our belief that the scope of work under our three-year field services support contract with BP offshore Angola will expand gradually;

•	Our belief that the acquisition of AGR Field Operations Holdings will be a good fit with Oceaneering;

•	Our business segment guidance for 2012 compared to 2011, with projections that all of our operating business segments operating income will increase, with:

▪	ROVs on greater service demand off West Africa and in the U.S. Gulf of Mexico;

▪	Subsea Products on the strength of higher tooling sales and increased throughput at our umbilical plants;

▪
Subsea Projects on an international expansion of our deepwater vessel project capabilities to work for BP offshore Angola, a gradual demand recovery in U.S. Gulf of Mexico vessel activity, and the addition of AGR Field Operations Holdings in Australia; and

▪	Asset Integrity primarily due to international service sales, including those arising from the acquisition of AGR Field Operations Holdings;

•	Our anticipated 2012 EBITDA of at least $550 million;

•	Our ample resources to invest in our growth;

•	Our 2012 capital expenditures estimate, excluding acquisitions, of $200 million to $225 million;

•	Our anticipated 2012 capital expenditures of approximately $125 million on ROVs, and about $75 million for Subsea Products;

•	Our belief that in 2012 we will achieve record ROV segment operating income for the 9th consecutive year;

•	Our belief that floating rig demand:

▪	is the primary market indicator for deepwater subsea activity; and

▪	drives demand for ROVs in the exploration phase;

•	Our belief that drilling success drives demand for the specialty subsea hardware that we manufacture;

•	Our beliefs regarding the comparative size of our ROV fleet;

•	Our belief that future growth in demand for floating rigs seems assured;

•
Our expectation that we will continue to be the dominant provider of ROV services on "high-spec" floating drilling rigs not contracted to work for Petrobras in Brazil, consisting of dynamically-positioned 5th and 6th generation semis and drillships;

•	Our estimates of the current size of the worldwide ROV fleet;

•	Our belief that increased use of ROVs on vessel-based activities is the reason ROV supply growth has outpaced floating rig fleet growth;

•	Our belief that future demand for ROVs to support vessel-based activities may grow by more than 180 vehicles;

•	Our estimate that our 20% share of the global vessel-based ROV fleet, and our expectation of maintaining at least this share in the future;

•	Our anticipation that our average revenue per day-on-hire may increase;

•	Our expectation that in 2012 our fleet utilization may increase to 80% or more and we expect our average revenue per day-on-hire may also increase;

•	Our anticipation of adding 20 to 25 new vehicles to our fleet, while retiring 4 to 6;

•	Our expectation that our 2012 ROV segment fleet size will grow by 14 to 21 vehicles net of retirements, to a projected total of 281 to 288 ROVs;

•	Our expectation that our 2012 ROV operating margin may improve somewhat due to an increase in activity in the U.S. Gulf of Mexico and higher fleet utilization overall;

•	Our belief that the use of subsea trees is the key enabler in the development of deepwater reserves;

•	Quest Offshore's forecasted:

▪	increase of over 45% in subsea completions in the decade commencing 2010 compared to the decade of the 2000s;

▪	increase of approximately 80% in subsea tree orders in the period 2012 through 2016 compared to the period 2007 through 2011 on stronger demand in Brazil, Africa and Asia;

▪	subsea tree orders for 2012 of about 559 trees, an all time high;

▪	subsea tree orders, excluding Brazil, forecast to be up approximately 55% in the period 2012 through 2016 compared to the period 2007 through 2011 on stronger demand in Africa and Asia; and

▪	tree orders, excluding Brazil, for 2012 and 2013 to increase by 70% over the preceding two year period;

•	Our belief that we will achieve record Subsea Products segment operating income in 2012;

•	Our expectation that our 2012 Subsea Products operating income will be higher than that of 2011, due to higher tooling sales and increased umbilical plant throughput;

•	Our anticipation that our 2012 Subsea Products operating margin will be lower than in 2011 due to an expected change in product mix;

•	Our expectation that 2012 will be a record year;

•	Our belief that new emphasis on risk reduction in deepwater operations reinforces the benefit of our value sell;

•	Our belief that we have excellent earnings prospects and the financial resources to continue investing for growth and to fund our dividend and share repurchase programs;

•	Our projected EBITDA for 2012 in the EBITDA reconciliation to Net Income in the Supplemental Financial Information; and

•	Subsea production control umbilicals orders forecast to be up approximately 49% in the period 2012 through 2016 compared to the period 2007 through 2011 in the Supplemental Market Information.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels;

•	the level of production by non-OPEC countries;

•	the ability of oil and gas companies to generate funds for capital expenditures;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	rapid technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011 and our subsequent Quarterly Reports on Form 10-Q.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:    /s/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

Date: June 4, 2012